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                            AGREEMENT

            This Agreement is made and entered into by and between

Oregon Steel Mills, Inc., its subsidiaries and affiliates ("OSM"), and

Robert J. Sikora ("Sikora") on this  21  day of      Feb.
                                    ----        ----------------,
1994.

            Sikora is an employee, officer and director of Oregon

Steel Mills, Inc. and serves in various capacities in connection with the management of one or more of its subsidiaries and affiliates.

            This Agreement is to acknowledge the early retirement of

Sikora, his resignation as an officer, director, committee member or a management participant of OSM and the date of the termination of his employment.

            This Agreement is also to acknowledge certain payments

made or to be made to Sikora by OSM in consideration of such early retirement and all rights of Sikora arising out of or related to his employment.

            OSM has advised Sikora to confer with financial and legal

counsel in connection with his early retirement and the terms and conditions of this Agreement; has further advised Sikora that he has twenty-one (21) days to consider this Agreement prior to execution;

and that if Sikora signs this Agreement, he will have seven (7) days thereafter within which to repudiate this Agreement.

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            The parties agree as follows:

            1.    OSM agrees:
                  ----------

                  A.    To pay to Sikora his regular salary and

related employee benefits through April 27, 1994.

                  B.    On and after April 28, 1994, to pay to Sikora

Two Hundred Forty Thousand Dollars ($240,000.00), the first payment in the amount of $160,000.00 on May 1, 1994, and the second and last payment in the amount of $80,000.00 on January 1, 1995.

                  C.    At OSM's expense, less the co-payment that

Sikora would have had to pay if Sikora were an active employee of the

Company, to provide Sikora with health care benefits similar to those he would receive under the OSM, Inc.Health Plan, as modified from time to time, if he were an active OSM employee until he reaches the age of fifty-five (55) or is eligible to actively draw his regular company pension.  Upon reaching age fifty-five (55) or, if later, beginning to actively draw his regular OSM pension, Sikora shall receive retiree health care benefits similar to those he would receive under the OSM,

Inc. Health Plan had he retired from OSM employment at age fifty-five

(55), subject to such changes, amendment or termination as may affect retiree health care benefits provided by OSM generally.  Cost of such benefits to be borne by OSM, less the amount that would have been paid by Sikora for such benefits had Sikora been a retiree under the OSM,

Inc. Health Plan.

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                  D.    To the extent that OSM is the owner of any

golf club or social club memberships utilized by Sikora, which OSM may transfer to Sikora under the terms of such membership, OSM will transfer such membership to Sikora upon Sikora's request.

                  E.    To supplement Sikora's retirement benefits,

OSM shall pay to Sikora:

                        (i)   The total sum of One Hundred Thirteen

                              Thousand Nine Hundred Thirty Five

                              Dollars and Fifty-Eight Cents

                              ($113,935.58), payable $33,347.00 per

                              year (and pro rated for any portion of

                              any calendar year) beginning on May 1,

                              1995, payable through September 30,

                              1998; and

                        (ii)  If during 1994 the Oregon Steel Mills,

                              Inc. Pension Plan is amended to provide

                              a Supplemental Executive Retirement

                              Plan, the amount of Nine Thousand Three

                              Hundred Seventy Seven Dollars

                              ($9,377.00) per year (pro rated for any

                              portion of a calendar year) beginning

                              May 1, 1995, through November 30, 2000;

                              and the payments of Thirty Three

                              Thousand Three Hundred Forty Seven

                              Dollars ($33,347.00) per year provided

                              by paragraph E(i) above shall be



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                              continued from October 1, 1998, through

                              November 30, 2000.

                  F.    OSM hereby waives any notice of termination of

employment otherwise required of Sikora.

                  G.    On and after April 28, 1994, Sikora shall

retain all vested rights of a former employee of OSM under the Oregon

Steel Mills, Inc. Employee Stock Ownership Plan, Thrift Plan, Pension

Plan, and any other fringe benefits which may apply generally to former employees or any changes or amendments that are so applicable,

as well as any duties or obligations thereunder.

                  H.    OSM, on behalf of itself, its predecessor and

successor companies, its directors, officers, employees, agents and representatives, hereby releases Sikora from any and all claims,

actions, causes of action, demands, rights, damages, costs, or liabilities, which it now has or which may hereafter accrue on account of or in any way growing out of Sikora's employment as an officer and director of OSM, or out of his service in connection with the management of one or more of OSM's subsidiaries and affiliates.

                  I.    In the event of a sale of substantially all of

the assets of OSM or the merger, consolidation or other reorganization of OSM, OSM shall require that, as a condition to any such

transaction, such purchaser or successor entity shall assume and agree to be responsible for the obligations of OSM under the terms of this

Agreement.

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                  J.    OSM warrants that Thomas B. Boklund is

authorized to enter into this Agreement on behalf of the corporation.

                  K.    OSM agrees that all payments due to Sikora as

provided by this Agreement shall be payable to Sikora's Estate in the event of Sikora's death.

            2.    Sikora Agrees:
                  -------------

                  A.    Sikora's employment by OSM shall terminate

effective 12:01 A.M. April 28, 1994, and Sikora hereby resigns as an officer, director, committee member, and management participant or advisor of Oregon Steel Mills, Inc. and all subsidiaries, affiliates and any benefit plans or trusts of OSM effective 12:01 A.M. April 28,

1994.

                  B.    Sikora, for himself, his heirs, successors and

assigns, hereby releases OSM, their benefit plans or trusts (and the administrators or trustees thereof), their officers, directors,

employees and agents of and from all claims, causes of actions, or rights, arising out of or in any fashion related to his employment as an employee, officer, director or agent of OSM, including, without limitation, any and all express or implied contractual or statutory rights to employment or reemployment; any and all expressed or implied contractual or statutory rights to salary, wages, fringes or side benefits, tort claims, discrimination claims, or claims for the violation of civil rights, including the ADEA, whether at common law or by statute; provided, however, that the foregoing has no

application to the

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payments or benefits to be received by Sikora pursuant to the terms and provisions hereof.

                  C.    To assume and pay any and all tax liabilities

resulting from this Agreement.

            3.    Terms and conditions of this Agreement shall be

deemed confidential and shall not be disclosed to third parties except upon the mutual agreement of the parties or as required by law.

            4.    Sikora acknowledges that he has had access to the

confidential records, customer lists, data, drawings, writings and other materials of OSM.  Sikora agrees that for a period of two (2)

years from the date hereof, he will not directly or indirectly disclose to others or use for his own benefit or the benefit of others any of the foregoing information.  Notwithstanding the foregoing, the parties acknowledge that the foregoing prohibition on disclosure of confidential information is not intended to preclude Sikora from engaging in business activities which may directly or indirectly compete with the business activities of OSM.

            5.    This Agreement is intended to include the entire

agreement of the parties and does supersede all other agreements,

including the existing Employment Agreement between Sikora and OSM

dated the   9  day of    Jan.   , 19   , which agreement is hereby
          ----        ----------    ---

terminated.

            6.    This Agreement will be construed and enforced in

accordance with the laws of the state of Oregon.  Venue for any

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action arising hereunder shall lie exclusively in the Circuit Court of

Multnomah County, Oregon.  In any action, arbitration hearing or other proceeding arising out of or relating to this Agreement, or the breach thereof, the prevailing party shall be entitled to recover their reasonable attorney's fees, including attorney fees on appeal.

            7.    Any controversy or claim arising out of or relating

to this Agreement,or the breach thereof, shall be settled by arbitration in accordance with ORS 36.300 et seq.  The parties shall attempt to mutually agree upon a single individual to serve as the arbitrator.  In the event that the parties cannot agree on the arbitrator, either party shall have the right, after notice to the other, to ask the Multnomah County Circuit Court to appoint an arbitrator.  Costs of the arbitration, including the arbitrator's fee,

shall be shared equally by the parties.

            IN WITNESS WHEREOF, the parties have executed this

Agreement on the date first hereinabove written.

                              OREGON STEEL MILLS, INC.



                              By  /s/ Thomas B. Boklund
                                -------------------------
                              Thomas B. Boklund, Chairman




                                 /s/ Robert J. Sikora
                               ---------------------------
                                         Robert J. Sikora




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